Fourth Quarter and Year-End 2023 Earnings Release Conference Call
February 9, 2024

Paretosh Misra – Terex Corporation – Investor Relations

Good morning and welcome to the Terex Corporation (“Terex” or “Company”) fourth quarter 2023 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined by Simon Meester, President and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.

Please turn to slide 2 of the presentation which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I will turn it over to Simon Meester.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thank you, Paretosh and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. As many of you know, I have been at Terex for a little over five years now, but this is my first earnings call as CEO of the Company and I am honored and humbled to take over from John Garrison and very excited about the road ahead. We have a great Company, operating in attractive markets, and are financially strong. We have global market leading businesses and an exceptional team. So, looking ahead, I would expect much of my focus to be on helping Terex accelerate its growth. And as we grow, we will continue our focus on Zero Harm safety and our Terex Way Values, which are an important part of our culture and embedded in everything we do.

Please turn to slide 4. We are starting the year in a great position after making significant progress in 2023 on our strategic initiatives. The Terex team delivered a 17% increase in sales, over 300 basis points improvement in gross margins, a 63% improvement in earnings per share, and our return on invested capital of 28.5% improved by 720 basis points. These outstanding results demonstrate the strength of the Terex operating model and the progress we’ve made over these last few years. Over the last seven years, our Materials Processing (“MP”) business has consistently grown near double digits per year, becoming a vital piece of the Terex success story, and closed the year as strong as ever at a 16.1% operating margin. The MP team continues to find creative ways to build on its strong and diverse portfolio, illustrated by the recent launch of Green-Tec, a new Terex brand that will provide a comprehensive product offering of tree care and vegetation management solutions. Our Aerial Work Platforms (“AWP”) business executed very well in 2023, grew sales by 18% year-over-year and improved operating margins by 480 basis points to 12.7%. Our new state of the art Monterrey facility continues to ramp up as planned and it’s the largest facility we have ever built in Terex, and we are very proud of the team of the progress they have made. This facility has been mostly built for competitive reasons and to improve Genie’s through cycle margin performance. During 2023, we continued to invest in new products and in our manufacturing facilities besides Monterrey. As an example, 10 of our facilities are now operating with net-zero emissions. We invested in Apptronik to capitalize on the accelerating trend of adopting robotics and we expanded our battery technology investment with Acculon and started building the first prototypes with both. I’m very proud of our team members’ accomplishments in 2023. Terex is in a great position with a diverse portfolio designed to help our customers achieve their goals. In the next few slides, I’d like to share some examples.

Please turn to slide 5. Our market leading brands receive recognition for their focus on return on investment and competitive cost of ownership. Our goal is to maximize the return on investment for our customers while delivering environmentally friendly and safe products. In 2023, we received many awards across multiple products and geographies highlighting our reputation in the marketplace. We are committed to continuing to develop exciting products and technologies that provide differentiated value to our customers.

Please turn to slide 6. Terex equipment is used in many different applications around the globe, from waste handling and recycling to grid expansion and data centers. Other examples are vertical farming as illustrated here at a customer in Denmark, and airport and stadium projects. Our products are required in all stages of the project life cycle from foundation, building, repair, maintenance, and eventual recycling of materials for reuse. We are proud of the role our products play in the many development projects around the globe.

Please turn to slide 7. Sustainability is an essential part of our business strategy where we focus on: product innovation to enable our customers and end-users to operate in safe and sustainable ways; team member and community engagement essential to execute our strategy and achieve our goals; and responsible operations with sustainable practices that minimize our impact on the environment. We are proud to report that for a second consecutive year, Newsweek recognized our commitment to sustainability and naming Terex one of America’s Most Responsible Companies. Additionally, Terex has been awarded a perfect score in our first-ever Human Rights Council Equality Index Review in a recognition of the important work our team is doing to ensure an inclusive work environment, and where all team members feel valued.

Please turn to slide 8. In addition to a diverse and market leading portfolio, our Company is positioned towards markets that clearly benefit from global megatrends. Investments around the world in infrastructure, digitalization, waste recycling, and electrification are favorably impacting our end markets. Federal spending and incentives will support demand for our products in the years ahead. Our product portfolio is well positioned to capitalize on these opportunities. For example, the MP Powerscreen and Finlay brands have leading positions in global crushing and screening markets that benefit from both the growth in infrastructure and the associated demand for aggregates, and from the growing demolition and recycling projects. MP brands like Ecotec, CBI, and Terex Recycling

Systems have grown 26% this year, driven by new product development and growing demand for environmental and waste recycling solutions. Our Utilities business is well positioned to capitalize on investment required to upgrade the United States (“U.S.”) electrical grid to support the accelerating demand as the industrial world continues to move to the use of more electrical power. And our Genie products are benefitting from demand from infrastructure projects, data centers, manufacturing, and events and entertainment. These megatrends position us very well for 2024 and beyond.

Please turn to slide 9. Our Q4 backlog of $3.4 billion is still significantly above historical levels and is the second highest in recent history, providing healthy momentum going into 2024. Our team members continued to successfully navigate supply chain issues last year and worked hard to continue to improve customer on-time deliveries and return to more normal lead times. In fact, Q4 consolidated bookings at $1.3 billion increased 44% sequentially, consistent with typical seasonal trends and a return to more normal ordering patterns. Demand is robust for the reasons I laid out on the previous slide. We still see, however, some disruptions in the supply chain, but it continues to improve. Our MP business has backlog that is above historical norms and our AWP business logged strong bookings in the quarter with a book to bill ratio of 129%, with Genie having order activity above these levels and our Utilities business taking orders for 2025. Overall, our backlog and booking trends are positive and give us a strong outlook for 2024.

Let’s turn to slide 10. We continue to see positive trends in our main end markets, especially in North America and India, but have seen some softening in Europe, which reported a slight sales decline in the fourth quarter. The U.S. government has announced more than 40,000 projects in transportation, climate, and broadband. Spending on manufacturing is up approximately 70% in the last twelve-month period, driven by megaprojects related to semiconductor manufacturing, clean energy, and electric vehicle battery projects. These projects make up two thirds of the non-residential market. These favorable end market trends, combined with replacement cycle tailwinds and high equipment utilization rates, are very beneficial for our Genie business. Additionally, the increasing adoption of our products in emerging markets such as India, is another positive. The Utilities market is expected to continue to grow supported by investment in grid upgrades and grid expansion needed for zero carbon and electrification goals. In the U.S., power related spending has been increasing at double-digit growth rates in recent months. Our Utilities business will benefit from this growing demand while we expect to continue to be constrained by body and chassis shortages. Strength in U.S. infrastructure and general construction end markets will benefit MP’s crushing and screening, concrete, and crane businesses. We expect these tailwinds to offset some of the softness in the businesses with higher European exposure. We expect MP’s environmental business to continue its growth, driven by increasing demand for waste recycling. Our Fuchs business is focused on expanding into new geographies and products to offset the near-term demand softness. Overall, we are positive about our end markets. We had an exceptional 2023 and expect strength in most of our markets in 2024. And, with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer
Thanks, Simon, and good morning everyone. Let’s take a look at our fourth quarter financial performance found on slide 11. Sales of $1.2 billion were consistent with our expectations and prior year, reflecting healthy demand for our products as strength in North America offset some softening in European markets, and deliveries returned to a more normal seasonal pattern. Our 2022 fourth quarter sales were the strongest that year as supply chain constraints started to ease. Gross margins of 21.5% increased by 220 basis points over prior year as pricing, improved manufacturing efficiencies and cost reduction initiatives helped to offset cost inflation and Monterrey start-up costs. Gross margins were 21.8%, excluding a one-time product liability verdict of $4 million in MP. Selling, general, and administrative expenses (“SG&A”) increased over the prior year, due to wage inflation and incentive compensation expenses, and included $13 million of one-time charges due to accelerated vesting and other expenses. Excluding these items, SG&A as a percent of sales was 11%. Income from operations was $116 million. Excluding $17 million in one-time charges, operating income was $133 million with operating margin of 10.9%, 100 basis points improvement over prior year. Interest and other expense of $10 million declined $5 million from the prior year, as favorable mark-to-market adjustments more than offset higher interest rates. The fourth quarter global effective tax rate was a benefit of 21% due to the establishment of a deferred tax asset from the recognition of a tax attribute associated with our operations in Switzerland. Fourth quarter earnings per share of $1.88 included a net favorable impact of $0.47 from non-recurring items including: a $0.62 one-time tax benefit related to the Company’s operations in Switzerland, a $0.07 mark-to-market gain on third party investments, a $0.17 charge related to accelerated vesting and other expenses, and a $0.05 charge related to a product liability verdict in MP. Excluding these non-recurring items, fourth quarter earnings per share was $1.41. Free cash flow for the quarter was $135 million, as increased operating profits were partially offset by inventories added to support production moves in 2024 as well as lingering supply chain disruptions.

Let’s take a look at our segment results starting with our MP segment found on slide 12. MP once again delivered excellent full-year performance in 2023 as sales were up 15% and operating margins expanded 80 basis points to 16.1%. MP’s incremental margin of 21% demonstrates continued solid operational execution. For the fourth quarter, MP sales increased by 1% to $555 million compared to the exceptional fourth quarter of 2022, driven by strength in demand for our aggregates and environmental products. MP’s reported operating profit of $84 million was down $3 million, as improved manufacturing efficiencies and disciplined cost management was offset by an unfavorable product liability verdict. MP ended the quarter with backlog of $767 million, still above historical norms, while our bookings increased 22% sequentially.

On slide 13 see our AWP segment financial results. AWP delivered excellent performance in 2023, as full-year sales were up 18% and operating margins expanded by an impressive 480 basis points, with an incremental margin of 40%. The team did a great job on price-cost discipline, efficiency improvements, cost reduction activities, all while ramping up the Monterrey facility. AWP had a solid fourth quarter with sales of $660 million, slightly down from the strong prior year due to softness in Europe and a return to seasonal delivery patterns for its customers. AWP reported quarterly operating profit of $61 million, an increase of 13% over the prior year. The increase was driven by cost reduction initiatives, partially offset by unfavorable product and regional mix, manufacturing inefficiencies and severance charges. AWP backlog is very strong at $2.6 billion, which is approximately three times the historical norm. Strong bookings of $850 million were up 59% sequentially, returning to seasonal order patterns.

Turning to slide 14 and full-year 2023 financial highlights. Our performance in 2023 reflected significant improvement in the businesses and the extraordinary efforts of our team members. Earnings per share increased 75% from $4.32 to $7.56. Full-year earnings included a net favorable impact of $0.50 from non-recurring items that we discussed earlier on the call. Excluding these items, our earnings per share increased 63% year-over-year to $7.06. Sales of $5.15 billion were up 17% year-over-year. Our operating income was $652 million, with operating margin of 12.7%, excluding $15 million of non-recurring charges, which reflects a strong 320 basis points expansion over the prior year driven by prudent cost management as well as price realization. Incremental margins were 30%, 32% excluding non-recurring items. Full-year SG&A was 10.3% of sales, excluding non-recurring items, consistent with our expectations. The effective tax rate for the year was 10.9%, which was impacted by the establishment of a Swiss deferred tax asset as explained earlier. Excluding the impact, our effective tax rate would have been 18.2%.

Please see slide 15 for an overview of our capital allocation strategy. Free cash flow of $366 million increased $214 million over the prior year, resulting in a 71% conversion to net income. We continue to carry a higher level of inventory to support our production moves and navigate supply chain disruptions. Hospital inventory was $25 million, down $11 million from the prior year, but up $5 million sequentially from the third quarter. Capital expenditures and investments for the year were $151 million, with the largest investment related to our Monterrey facility. We returned $104 million, representing 28% of our free cash flow, to our shareholders in share repurchases and dividends. We reduced our debt $152 million as we have paid down our revolver and our bonds are at a fixed rate of 5% until the end of the decade. Our net leverage remains low at 0.4 times, below our 2.5 times target through the cycle. We have ample liquidity of $971 million and we reported a return on invested capital of 28.5%, up 720 basis points year-over-year. Terex is in an excellent position to continue to increase shareholder value and profitably grow the business.

Now turning to slide 16 and our full-year outlook. 2023 was an excellent year for Terex and our team members are committed to delivering another great year in 2024. It is important to realize we are operating in a complex environment with many macroeconomic variables and geopolitical uncertainties, so results could change negatively or positively. With that said, this outlook represents our best estimate as of today. We anticipate earnings per share of $6.85 to $7.25 based on sales of $5.1 to $5.3 billion, which reflects another year of solid consistent performance well ahead of our investor day targets. Our sales outlook incorporates healthy volumes supported by customer demand, but also reflects caution around supply chain and labor constraints as well as softening in Europe. We expect the first and second half sales to be comparable to each other, with the second and third quarter sales higher than first and fourth quarter as we return to more seasonal customer delivery patterns. We anticipate improved full-year operating margins in a range of 12.8% to 13.1% as we aim to remain price cost neutral for the year and use cost reduction activities to offset Monterrey start up inefficiencies. We do want to emphasize the stronger first half in 2023 when making year-over-year comparisons. We expect corporate and other expenses to be evenly spread throughout the year. Based upon global tax laws, we expect a 2024 effective tax rate of approximately 22%, versus our 2023 normalized rate of 18.2%. We estimate free cash flow of $325 to $375 million including capital expenditures of approximately $145 million, with the largest component being our Genie Mexico facility.

Let’s review our segment outlook. We anticipate MP sales of $2.2 to $2.3 billion, with continued strong margins in the range of 15.6% to 15.9% for the full year. Compared to the prior year, sales are anticipated to be lower in the first quarter to realign supply and demand in our Fuchs and crane businesses. Q1 margins are anticipated to be approximately 200 basis points lower due to unfavorable product and regional mix. Sales and margins are expected to increase from Q1 levels and be relatively consistent for the remainder of the year. We expect AWP sales of $2.9 to $3.0 billion, with improved operating margins of 13.4% to 13.7% for the full year. We anticipate full-year operating margin expansion due to continued cost out activity, favorable absorption at our mature plants, partially offset by inefficiencies due to the Monterrey startup. We expect Q1 sales to be higher than the prior year and margins to be slightly lower as increased volumes are offset by an unfavorable product and geographic mix and startup inefficiencies. We anticipate the quarterly cadence of our AWP sales to be closer to historical patterns, with the highest sales in Q2 and Q3, which will also drive higher profitability for those quarters. The Terex team is committed to delivering another strong year in 2024. And, with that said, I will turn it back to you, Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thanks Julie, turning to slide 17. We expect to deliver strong 2024 results, driven by continued focus on execution, continued focus on efficiency, leveraging our diverse portfolio and favorable end markets. We have industry leading businesses and brands with competitive scale. We have a strong balance sheet to support our growth. And, we have a global, experienced, diverse and highly engaged team that is committed to continue to create value for our customers and our shareholders. I am very excited about Terex’s future and look forward to the years to come. And with that, let me turn it back to Paretosh.

Paretosh Misra – Terex Corporation – Investor Relations

Thanks, Simon. As a reminder, during the question-and-answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.
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